UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 5, 2004

INDUSTRIAL SERVICES OF AMERICA, INC.
(Exact name of registrant as specified in its charter)

FLORIDA	0-20979	59-0712746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7100 Grade Lane P.O. Box 32428 Louisville, Kentucky	40232
(Address of principal executive offices)	(Zip Code)

(502) 366-3452
(Registrant's telephone number, including area code)

ITEM 5. Other Events and Required FD Disclosure

       On August 4, 2004, the Board of Directors of the Registrant declared a first time cash dividend payment of ten cents per share for shareholders of record as of September 7, 2004, with a payment date of September 21, 2004.

        On August 9, 2004, the Registrant published a press release summarizing financial information for the second quarter ended June 30, 2004. The information contained in the press release did not vary from the information contained in the preliminary press release published July 28, 2004.

ITEM 7. Financial Statements and Exhibits

(c)	Exhibit 99.1	Press Release for declaration of cash dividend by Board of Directors of Registrant

	Exhibit 99.2	Press Release for Results of Operations and Financial Condition for Second Quarter ended June 30, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Services of America, Inc.

Date: August 20, 2004		By: /s/ Alan L. Schroering
Alan L. Schroering, Chief Financial Officer